As filed with the Securities and Exchange Commission on July 23, 2021
 Registration No. 333-174649

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive San Diego, California 92121-1714
(Address of principal executive offices)
(Zip Code)

Atheros Communications, Inc. 2004 Stock Incentive Plan, as amended
Atheros Communications, Inc. 2009 Inducement Grant Incentive Plan
Atheros Communications, Inc. 1998 Stock Incentive Plan
Third Amended and Restated Intellon Corporation 2000 Employee Incentive Plan
Intellon Corporation 2007 Equity Incentive Plan
(Full title of the plan)

Donald J. Rosenberg
General Counsel and Corporate Secretary
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121-1714
(Name and address of agent for service)

858-587-1121
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-174649) filed by QUALCOMM Incorporated (the “Company”) with the U.S. Securities and Exchange Commission on June 1, 2011 (the “Registration Statement”) to register an aggregate of 11,493,713 shares of the Company’s common stock, par value $0.0001 per share, for issuance under the Atheros Communications, Inc. 2004 Stock Incentive Plan, as amended, the Atheros Communications, Inc. 2009 Inducement Grant Incentive Plan, the Atheros Communications, Inc. 1998 Stock Incentive Plan, the Third Amended and Restated Intellon Corporation 2000 Employee Incentive Plan and the Intellon Corporation 2007 Equity Incentive Plan (collectively, the “Plans”), each of which was assumed by the Company. As of the date of this Post-Effective Amendment, the Plans have terminated, no awards remain outstanding under the Plans, and no additional shares will be issued under the Plans.

In accordance with the Company’s undertaking in Part II, Item 9 of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description
24	Power of Attorney (included in signature pages to this Registration Statement)

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 23, 2021.

QUALCOMM Incorporated

By:	/s/ Akash Palkhiwala
Akash Palkhiwala
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Cristiano Amon and Akash Palkhiwala, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this post-effective amendment to the Registration Statements on Form S-8 with respect to the Atheros Communications, Inc. 2004 Stock Incentive Plan, as amended, the Atheros Communications, Inc. 2009 Inducement Grant Incentive Plan, the Atheros Communications, Inc. 1998 Stock Incentive Plan, the Third Amended and Restated Intellon Corporation 2000 Employee Incentive Plan and the Intellon Corporation 2007 Equity Incentive Plan, each assumed by QUALCOMM Incorporated, and any amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Cristiano Amon	President and Chief Executive Officer, and Director	July 23, 2021
Cristiano Amon	(Principal Executive Officer)

/s/ Akash Palkhiwala	Chief Financial Officer	July 23, 2021
Akash Palkhiwala	(Principal Financial Officer)

/s/ Erin Polek	Senior Vice President, Corporate Controller and	July 23, 2021
Erin Polek	Chief Accounting Officer (Principal Accounting Officer)

/s/ Sylvia Acevedo	Director	July 23, 2021
Sylvia Acevedo

/s/ Mark Fields	Director	July 23, 2021
Mark Fields

/s/ Jeffrey W. Henderson	Director	July 23, 2021
Jeffrey W. Henderson

/s/ Gregory N. Johnson	Director	July 23, 2021
Gregory N. Johnson

/s/ Ann M. Livermore	Director	July 23, 2021
Ann M. Livermore

/s/ Harish Manwani	Director	July 23, 2021
Harish Manwani

/s/ Mark D. McLaughlin	Chair of the Board	July 23, 2021
Mark D. McLaughlin

/s/ Jamie S. Miller	Director	July 23, 2021
Jamie S. Miller

/s/ Clark T. Randt, Jr.	Director	July 23, 2021
Clark T. Randt, Jr.

/s/ Irene B. Rosenfeld	Director	July 23, 2021
Irene B. Rosenfeld

/s/ Kornelis (Neil) Smit	Director	July 23, 2021
Kornelis (Neil) Smit

/s/ Jean-Pascal Tricoire	Director	July 23, 2021
Jean-Pascal Tricoire

/s/ Anthony J. Vinciquerra	Director	July 23, 2021
Anthony J. Vinciquerra